                                                                    EXHIBIT 99.4

                        PHIBRO ANIMAL HEALTH CORPORATION
                     PHILIPP BROTHERS NETHERLANDS III B.V.

                               OFFER TO EXCHANGE
   UNITS CONSISTING OF $103,207,000 AGGREGATE PRINCIPAL AMOUNT OF 13% SENIOR SECURED NOTES DUE 2007 OF PHIBRO ANIMAL HEALTH CORPORATION AND $24,284,000 AGGREGATE PRINCIPAL AMOUNT OF 13% SENIOR SECURED NOTES DUE 2007 OF PHILIPP
 BROTHERS NETHERLANDS III B.V. WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE PROSPECTUS, DATED FEBRUARY 4, 2005 FOR
 ALL OUTSTANDING UNITS CONSISTING OF $103,207,000 AGGREGATE PRINCIPAL AMOUNT OF
   13% SENIOR SECURED NOTES DUE 2007 OF PHIBRO ANIMAL HEALTH CORPORATION AND $24,284,000 AGGREGATE PRINCIPAL AMOUNT OF 13% SENIOR SECURED NOTES DUE 2007 OF
                      PHILIP BROTHERS NETHERLANDS III B.V.

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Phibro Animal Health Corporation (the "US Issuer") and Philipp Brothers Netherlands III B.V. (the "Dutch Issuer" and, together the US Issuer, the "Issuers") are offering upon and subject to the terms and conditions set forth in the Prospectus, dated February 4, 2005 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") 127,491 of the Issuers' units (the "New Units") consisting of $103,207,000 aggregate principal amount of 13% Senior Secured Notes of the US Issuer due 2007 (the "US Notes") and $24,284,000 aggregate principal amount of 13% Senior Secured Notes of the Dutch Issuer due 2007 (the "Dutch Notes" and, together with the US Notes, the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus is a part, for 127,491 of the Issuers' outstanding unregistered units (the "Existing Units") consisting of $103,207,000 aggregate principal amount of 13% Senior Secured Notes of the US Issuer due 2007 (the "Existing US Notes") and $24,284,000 aggregate principal amount of 13% Senior Secured Notes of the Dutch Issuer due 2007 (the "Existing Dutch Notes" and, together with the Existing US Notes, the "Existing Notes"), upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

     The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreements dated October 21, 2003 and December 21, 2004, by and among the Issuers, the Guarantors as defined in the Registration Rights Agreements, and Jefferies & Company, Inc.

     We are requesting that you contact your clients for whom you hold Existing Units regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Existing Units registered in your name or in the name of your nominee, or who hold Existing Units registered in their own names, we are enclosing the following documents:

          1. the Prospectus;

          2. the Letter of Transmittal for your use in connection with the exchange of the Existing Units and for the information of your clients;

          3. a Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Existing Units are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedures for book-entry transfer or for confirmation of booking instructions cannot be completed on a timely basis;

          4. a form of letter that may be sent to your clients for whose account you hold Existing Units registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

          5. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON MARCH 7, 2005, UNLESS EXTENDED BY THE ISSUERS (THE "EXPIRATION DATE"). EXISTING UNITS TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, BEFORE THE EXPIRATION DATE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or electronic instructions sent to The Depository Trust Company and any other required documents, should be sent to the Exchange Agent and certificates representing the Existing Units should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Existing Units wish to tender, but it is impracticable for them to forward their certificates for Existing Units prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures or the confirmation of booking instructions, as the case may be, on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

     The Issuers will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Existing Units held by them as nominee or in a fiduciary capacity. The Issuers will pay or cause to be paid all stock transfer taxes applicable to the exchange of Existing Units pursuant to the Exchange Offer, except as set forth in Instruction 7 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to HSBC Bank USA, National Association, the Exchange Agent for the Existing Units, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,
                                          PHIBRO ANIMAL HEALTH CORPORATION
                                          PHILIPP BROTHERS NETHERLANDS III B.V.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

                                        2